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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2001

MIDWAY GAMES INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-12367	22-2906244
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2704 West Roscoe Street, Chicago, Illinois 60618
(Address of Principal Executive Offices)    (Zip Code)

Registrant's telephone number, including area code: (773) 961-2222

Item 5. Other Events and Regulation FD Disclosure.

    On October 24, 2001, Midway Games Inc. issued a press release, a copy of which is attached to this report as Exhibit 99.1. Exhibit 99.1 is incorporated herein by this reference. In addition, during its earnings conference call on October 24, 2001, Midway stated that in its fiscal quarter ended December 31, 2001 it expects revenue of approximately $50.7 million, and a pre-tax profit of approximately $1.8 million, $0.03 per share.

Item 7. Financial Statements and Exhibits.

  (c)
  Exhibits

Exhibits	Description
99.1	Press Release of Midway Games Inc. dated October 24, 2001

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GAMES INC.
October 24, 2001	By:	/s/ NEIL D. NICASTRO Neil D. Nicastro Chief Executive Officer

2

Exhibit Index

Exhibits	Description
99.1	Press Release of Midway Games Inc. dated October 24, 2001

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  Item 5. Other Events and Regulation FD Disclosure.
  Item 7. Financial Statements and Exhibits.
SIGNATURE
Exhibit Index